UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

RUTH'S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51485 (Commission File Number)	72-1060618 (IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100, Winter Park, FL 32789
(Address of Principal executive offices, including Zip Code)

(407) 333-7440
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Ruth’s Hospitality Group, Inc. (the “Company”) has not previously reported separate information with respect to operating segments. Commencing with the Quarterly Report on Form 10-Q for the quarter ended September 29, 2013, the Company will report separate segment information in the footnotes to its financial statements. More specifically, separate information will be reported for the steakhouse restaurant, fish market restaurant and franchise segments.

Because the Company’s steakhouse restaurant operating margins differ from the operating margins of the Company’s fish market restaurants and there can be no assurance that those margins will converge in the near future, the Company has concluded that the results of operations of Company-owned steakhouse restaurants and Company-owned fish market restaurants should be reported separately.

The change in the reportable segments structure affects only the manner in which the Company will report the results of operations of its reportable segments. This Current Report on Form 8-K does not restate any financial statements that the Company previously filed with the Securities and Exchange Commission, change the Company’s consolidated financial condition, results of operations or cash flows for any completed period or reflect any subsequent information or events, other than the determination to report separate information for the Company’s three segments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH'S HOSPITALITY GROUP, INC.

/s/ John F. McDonald, III

Date: October 29, 2013	Name:	John F. McDonald, III
	Title:	Vice President - General Counsel
Chief Compliance Officer